PRESS RELEASE

Contacts:
Patrick L. Alexander
President and Chief Executive Officer
Mark A. Herpich
 Chief Financial Officer
(785) 565-2000
FOR IMMEDIATE RELEASE
August 5, 2010

Landmark Bancorp, Inc. Declares a Cash Dividend and Announces Conference Call to Discuss Second Quarter 2010 Results

(Manhattan, KS, August 5, 2010) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that its Board of Directors declared a cash dividend of $0.19 per share, to be paid August 30, 2010, to common stockholders of record on August 18, 2010.

The Company also announced that it will release financial results for the second quarter of 2010 after the market closes on Wednesday, August 11, 2010. The Company will host a conference call to discuss these results on Thursday, August 12, 2010 at 10:00 am (CT).  Investors may listen to the Company’s earnings call via telephone by dialing (877) 317-6789. Investors should call in to the dial-in number at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until September 13, 2010, by dialing (877) 344-7529 and using conference number 443501.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 21 locations in 16 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2) and Wamego, Kansas. Visit www.banklandmark.com for more information.